Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 No. 33-00000 and related Prospectus of Telular Corporation for the registration of 166,309 shares of its common stock and to the incorporation by reference therein of our report dated October 25, 2002, except for Note 18 thereof, as to which the date is November 27, 2002, with respect to the consolidated financial statements and schedules of Telular Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2002, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Chicago, Illinois
May 27, 2003


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